       Exhibit 99.1

Investor Contact
Peter DeNardo
Amyris, Inc.
+1 (510) 597-5592
denardo@amryis.com

         FOR IMMEDIATE RELEASE

AMYRIS ANNOUNCES CLOSING OF $200 MILLION PRIVATE PLACEMENT

Emeryville, CA – June 10, 2020 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company in Clean Health and Beauty markets through its consumer brands and a top supplier of sustainable and natural ingredients, today announced the closing of its previously announced private investment in public equity (PIPE) in the Company.

Amyris received total gross proceeds of $200 million, before deducting placement agent fees and offering expenses.

The investment was made by a consortium of high quality institutional and accredited investors and mutual funds with expertise in health care, biotechnology or a consumer orientation consisting of approximately 70% new investors and 30% existing investors. The Company expects to use the proceeds from the offering for general corporate purposes and to repay certain outstanding indebtedness.

Jefferies LLC and Cowen and Company, LLC served as joint lead placement agents for the financing. Oppenheimer & Co. Inc. served as co-placement agent.

Separately, H.C. Wainwright & Co. provided advisory services to the Company.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the preferred stock.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional details regarding the private placement are included in a Form 8-K filed with the Securities and Exchange Commission on June 4, 2020.

       Exhibit 99.1

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Health & Wellness, Clean Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected use of proceeds from the private placement. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

SOURCE Amyris, Inc.

For further information: Peter DeNardo, Senior Director, Investor Relations and Corporate Communications, Amyris, Inc., 510-740-7481, investor@amyris.com